UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 9, 2009

O.A.K. FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-22461 (Commission File Number)	38-2817345 (IRS Employer Identification No.)

2445 84th Street, S.W. Byron Center, Michigan (Address of principal executive office)	49315 (Zip Code)

Registrant’s telephone number, including area code: (616) 878-1591

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a special meeting of shareholders held on December 22, 2008, and adjourned to January 9, 2009, O.A.K. Financial Corporation (the “Company”) shareholders approved an amendment to the Company’s Articles of Incorporation. The amendment includes a provision authorizing the board of directors to issue up to 500,000 shares of preferred stock. The amendment permits the board of directors to authorize the issuance of preferred stock without additional shareholder approval, with such relative rights and preferences as may be established by resolution of the board of directors. The terms of the shares to be authorized, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters would be determined by the board of directors. No class of preferred stock was previously authorized by the Company’s Articles of Incorporation.

On January 9, 2009, the Company filed a Certificate of Amendment to the Articles of Incorporation with the State of Michigan for the purpose of amending the Articles in accordance with the vote of its shareholders. The text of the Certificate of Amendment to the Articles of Incorporation is filed herewith as Exhibit 3.1.

Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being filed herewith:

(3.1)	Certificate of Amendment to the Articles of Incorporation.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 9, 2009	O.A.K. FINANCIAL CORPORATION (Registrant) By: /s/ James A. Luyk —————————————— James A. Luyk Chief Financial Officer